Exhibit-3.22

LIBRO TRES.	IENA/TSR/IENA.
INSTRUMENTO CIENTO DIECIOCHO.
MÉXICO, DISTRITO FEDERAL, a veinticuatro de octubre de dos mil cinco.
CELSO DE JESÚS POLA CASTILLO, titular de la notaría número doscientos cuarenta y cuatro del Distrito Federal, hago constar:
A.- EL CAMBIO DE DENOMINACIÓN SOCIAL de “ARGOS OPERATING MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, por la de “AVAGO TECHNOLOGIES MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE; y
B.- LA REFORMA A LA CLÁUSULA SEGUNDA DE LOS ESTATUTOS SOCIALES de “AVAGO TECHNOLOGIES MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, que resultan de la protocolización que realizo a solicitud del señor Rafael Gómez Vicencio, al tenor de los siguientes antecedentes y cláusulas:
A N T E C E D E N T E S
I.- Por instrumento número veintisiete mil ciento sesenta y uno, de fecha tres de octubre de dos mil cinco, ante el licenciado Ángel Gilberto Adame López, titular de la notaria número doscientos treinta y tres del Distrito Federal, cuyo primer testimonio se encuentra pendiente de inscripción en el Registro Público de Comercio de esta capital, se constituyó “ARGOS OPERATING MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, con domicilio en México, Distrito Federal, duración de noventa y nueve años, capital social mínimo de tres mil pesos, moneda nacional, y máximo ilimitado, cláusula de admisión de extranjeros y teniendo por objeto:
1. La manufactura, importación, exportación, compra, venta, distribución, mercadeo y de manera general la comercialización de toda clase de productos, incluyendo productos de semiconductores;
2. Actuar como agente, representante, distribuidor, comisionista o mediador de toda clase de personas, ya sean físicas o morales;
3. Adquirir acciones, intereses, derechos, participaciones o partes sociales en otras entidades mercantiles o civiles, entidades sin fines de lucro, fideicomisos o coinversiones, ya sea formando parte en su constitución o adquiriendo acciones o participaciones en las ya constituidas, y enajenar o traspasar tales acciones, intereses, derechos, participaciones o partes sociales, así como promover y administrar todo tipo de sociedades, entidades, fideicomisos o conversiones;
4. Obtener, adquirir, utilizar o disponer de toda clase de patentes, certificados de invención, marcas, nombres comerciales, derechos de autor o derechos sobre ellos, ya sea en México o en el extranjero;
5. Obtener toda clase de préstamos o créditos con o sin garantía específica y otorgar préstamos a sociedades mercantiles o civiles con las que la sociedad tenga relaciones de negocios;
6. Otorgar toda clase de garantías y avales de obligaciones o títulos de crédito a cargo de sociedades en las que la sociedad tenga interés o participación, así como de obligaciones o títulos de crédito a cargo de otras entidades o personas con las que la sociedad tenga relaciones de negocios, incluyendo sociedades matrices, filiales y subsidiarias;
7. Emitir y girar toda clase de títulos de crédito, aceptarlos y endosarlos, incluyendo obligaciones con o sin garantía hipotecaria o real;

8. Adquirir en propiedad o en arrendamiento toda clase de bienes muebles o inmuebles, así como derechos reales sobre ellos, que sean necesarios o convenientes para su objeto social o para las operaciones de las sociedades mercantiles o civiles en las que la sociedad tenga interés o participación;
9. Celebrar y/o llevar a cabo, en la República Mexicana o en el extranjero, por cuenta propia o ajena, toda clase de actos principales o accesorios, civiles y comerciales o de cualquier otra índole, inclusive de dominio, contratos o convenios civiles, mercantiles, principales o de garantía, o de cualquier otra índole que estén permitidos por la ley, pudiendo además, bien sea como fiador, aval o con cualquier otro carácter, inclusive el de deudor solidario o mancomunado, garantizar obligaciones y adeudos de terceros, y
10. En general, realizar y celebrar todos los actos y contratos y operaciones conexas, accesorios o accidentales, que sean necesarios o convenientes para la realización de los objetos anteriores.
Y de dicho instrumento copio en lo conducente lo que es del tenor literal siguiente:
ESTATUTOS SOCIALES
-ARGOS OPERATING MEXICO, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE...
CAPITULO VI
ASAMBLEA DE SOCIOS
DECIMO TERCERA. La asamblea de socios es el órgano supremo de la sociedad y sus resoluciones serán obligatorias para todos los socios, aún para los ausentes o disidentes.

DECIMO CUARTA. Los asuntos que a continuación se mencionan serán facultad exclusiva de la asamblea de socios:
a) Discutir, aprobar o modificar los estados financieros anuales de la sociedad, y tomar las medidas que juzgue oportunas, en relación con los mismos;
b) Resolver sobre el reparto de utilidades;
c) Designar al vigilante de la sociedad, y a los miembros del consejo de gerentes o al gerente general, según sea el caso, y revocar sus nombramientos;
d) Resolver sobre la división y amortización de las partes sociales;
e) Exigir, en su caso, las aportaciones suplementarias y las prestaciones necesarias;
f) Interponer acciones legales en contra de los socios o los órganos sociales, para exigirles el pago de daños y perjuicios;
g) Modificar el contrato social;
h) Aprobar la cesión de partes sociales y la admisión de nuevos socios;
i) Adoptar resoluciones con respecto a aumentos o reducciones del capital social;
j) Decidir sobre la disolución de la sociedad, y
k) Cualquier otro asunto que, de conformidad con la Ley General de Sociedades Mercantiles o a estos estatutos, esté reservado para la asamblea de socios.
DECIMO QUINTA. Las asambleas de socios y, en general, la adopción de resoluciones por parte de los socios, deberán sujetarse a las siguientes disposiciones:
a) Salvo disposición en contrario establecida en estos estatutos, las asambleas de socios podrán celebrarse a petición de: (i) el vigilante, (ii) cualquier socio o socios que sean propietarios de partes sociales cuyo valor represente por lo menos el treinta y tres por ciento del capital suscrito y pagado de la sociedad, o (iii) cualquier miembro del consejo de gerentes o el gerente único, según sea el caso.
b) Las asambleas de socios deberán celebrarse cuando menos una vez al año, dentro de los cuatro meses siguientes al cierre de cada ejercicio social.
c) Todas las asambleas de socios se celebrarán en el domicilio de la sociedad, salvo caso fortuito o de fuerza mayor.
d) Las convocatorias contendrán, por lo menos, la fecha, hora y lugar de la asamblea, así como el orden del día para la misma y deberán estar firmadas por el secretario o por el vigilante, o en su ausencia, por el juez competente, de conformidad con las disposiciones de la Ley General de Sociedades Mercantiles.
e) Excepto en los casos aquí establecidos, las asambleas de socios serán convocadas mediante aviso por escrito, el cual deberá ser enviado a cada persona que la sociedad reconozca como socio en la fecha en que se emita la convocatoria, con por lo menos 10 (diez) días de anticipación a la fecha de cualquier asamblea, por servicio de mensajería de entrega inmediata con acuse de recibo, enviado a la última dirección que dicho socio haya registrado por escrito con el secretario de la sociedad. Lo anterior en el entendido, sin embargo, de que los socios que residan en el extranjero podrán registrar una segunda dirección dentro de los Estados Unidos Mexicanos, a donde será enviada una copia adicional de la convocatoria.
f) Cualquier asamblea de socios podrá celebrarse sin necesidad de previa convocatoria, y toda asamblea que se suspenda por cualquier razón, podrá reunirse sin previa convocatoria, si los socios que representan la totalidad de las partes sociales con derecho a voto se encuentran presentes o representados en el momento de la votación.
g) Todo socio podrá ser representado en cualquier asamblea de socios por cualquier persona que designe por escrito como su apoderado, con excepción de los miembros del consejo de gerentes o el gerente único, o vigilantes.
h) Salvo en el caso de orden judicial en contrario, para que concurran a cualquier asamblea de socios, la sociedad únicamente reconocerá como socios a aquellas personas físicas o morales cuyos nombres se encuentren inscritos en el libro de registro de socios, y dicha inscripción en el expresado libro será suficiente para permitir la entrada de dicha persona a la asamblea.
i) Las asambleas de socios serán presididas por el presidente del consejo de gerentes o por el gerente único, según sea el caso, asistido del secretario de la sociedad, y a falta de uno u otro o de ambos, actuarán en su lugar como presidente y secretario, según sea el caso, quienes sean designados por la asamblea por simple mayoría de votos.
j) Antes de instalarse la asamblea, la persona que la presida designará uno o más escrutadores que hagan el recuento de las personas presentes en la asamblea, las partes sociales que representen, y el número de votos que cada uno de ellos tenga derecho a emitir.
k) Excepto en los casos en que la Ley General de Sociedades Mercantiles exija unanimidad o el voto de la mayoría de los socios, para considerar legalmente instalada cualquier asamblea de socios, celebrada en primera o ulterior convocatoria deberán estar presentes o representados los propietarios de partes sociales que representen por lo menos el 50% (cincuenta por ciento) del capital social de la sociedad.
l) Cada socio tendrá derecho a emitir un voto en cualquier asamblea de socios, por cada $1.00 (Un Peso 00/100 M.N.) que represente su parte social en el total del capital de la sociedad, con excepción de las partes sociales con derechos especiales y/o limitados que se emitan por resolución de los socios.
m) Una vez comprobada la existencia de quórum para la asamblea, la persona que la presida la declarará legalmente instalada y someterá a su consideración los puntos del orden del día. n) Todas las votaciones serán económicas, a menos que los asistentes que poseen o representen la mayoría de los votos acuerden que el voto sea secreto y por escrito.
n) Todas las votaciones serán económicas as, a menos que los asistentes que poseen o representen la mayoría de los votos acuerden que el voto sea secreto y por escrito.
o) Excepto en los casos en que la Ley General de Sociedades Mercantiles exija unanimidad o el voto de la mayoría de los socios, para la validez de las resoluciones adoptadas en cualquier asamblea de socios, celebrada en primera o ulterior convocatoria, se requerirá el voto afirmativo de las partes sociales que representen por lo menos el 50% (cincuenta por ciento) del capital social de la sociedad.
p) El secretario levantará un acta de cada asamblea de socios, que se asentará en el correspondiente libro de actas y que será firmada, cuando menos, por el presidente y el secretario de la asamblea.
Asimismo, el secretario de la asamblea deberá preparar un expediente que contendrá, por lo menos:
i) Una copia de la convocatoria enviada a cada socio;
ii) Las cartas poder que se hubieren presentado o un extracto de las mismas certificadas por el escrutador o escrutadores;

iii) Los informes, dictámenes y demás documentos que se hubieren presentado en la asamblea, y
iv) Una copia del acta de la asamblea.
q) Si por cualquier motivo no se instala una asamblea convocada legalmente, este hecho y sus causas se harán constar en el libro de actas, y se formará un expediente de acuerdo con el inciso p) que antecede.
r) De conformidad con lo establecido en el artículo ochenta y dos de la Ley General de Sociedades Mercantiles, los socios podrán adoptar cualquier resolución fuera de asamblea, siempre y cuando emitan su voto por escrito. Para tales efectos, el secretario de la sociedad enviará el texto de las resoluciones correspondientes a los socios a la última dirección que cada socio haya registrado con el secretario de la sociedad. Cada uno de los socios deberá enviar un escrito dirigido al secretario de la sociedad en el cual manifieste su aprobación o rechazo de dichas resoluciones. Para la validez de las resoluciones adoptadas por escrito por los socios fuera de asamblea se observarán los mismos requisitos de votación establecidos en el inciso o) de esta cláusula decimo quinta. El secretario recopilará los documentos que acrediten el voto de los socios con derecho a voto y realizará las anotaciones correspondientes en el libro de actas haciendo constar que dichas resoluciones fueron adoptadas de conformidad con estos estatutos. ...”
II.- Declara el compareciente que los socios de “ARGOS OPERATING MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, celebraron asamblea general ordinaria y extraordinaria de la que se levantó el acta que el compareciente me exhibe en cinco fojas, que en unión de su respectiva lista de asistencia, agrego en copia fotostática al apéndice de este instrumento con la letra “A”, cuyo original obra agregado al apéndice del instrumento número ciento quince, de fecha veintiuno de octubre de dos mil cinco, ante mí, y me pide la protocolice de conformidad con el artículo ciento noventa y cuatro de la Ley General de Sociedades Mercantiles, ya que la sociedad no cuenta por el momento con el libro de actas correspondiente, siendo dicha acta en su parte conducente, del tenor literal siguiente:
“ARGOS OPERATING MEXICO, S. DE R.L. DE C.V.
ASAMBLEA ORDINARIA Y EXTRAORDINARIA DE SOCIOS
En México, D.F., a las 10:00 horas del día 7 de Octubre de 2005, en el domicilio social de Argos Operating Mexico, S. de R.L. de C.V. (la “Sociedad”), se reunieron los socios de la Sociedad por medio de sus representantes según consta en la lista de asistencia que se adjunta, con el objeto de celebrar una asamblea ordinaria y extraordinaria de socios.
El señor Luis Octavio Núñez Orellana presidió la asamblea y el señor Rafael Gómez Vicencio actuó como Secretario, habiendo sido designados para ocupar dichos cargos por el voto unánime de los representantes de los socios de la Sociedad.
El Presidente de la asamblea designó como escrutador a la señorita Sandra Michel Naveda Martínez, quien aceptó el cargo y procedió a desempeñarlo haciendo el recuento de las partes sociales representadas en la asamblea.
Verificado el cómputo, el escrutador informó que los presentes representan las siguientes partes sociales:

SOCIO	PARTES SOCIALES	VALOR
ARGOS GENERAL IP (SINGAPORE) PTE.LTD	1	$2,999.00

SOCIO	PARTES SOCIALES	VALOR
Adam Herbert Clammer	1	$1.00
TOTAL		$3,000.00
$3,000.00 (Tres mil Pesos 00/100 Moneda Nacional), es decir, la totalidad del capital social de la Sociedad.
Visto el cómputo, el Presidente de la asamblea la declaró legalmente instalada y manifestó que se prescindía de la convocatoria respectiva por estar representados los socios que poseen las partes sociales que representan el 100% del capital social de la Sociedad.
Acto seguido, el Secretario leyó el siguiente:
ORDEN DEL DIA...
1. Discusión y, en su caso, aprobación del cambio de denominación de la Sociedad y reforma conducente de los estatutos sociales. ...
3. Designación de delegados de la asamblea.
A continuación, cada uno de los puntos contenidos en el Orden del Día fue sometido a consideración de los socios de la Sociedad, como sigue:
1. Discusión y, en su caso, aprobación del cambio de denominación de la Sociedad y reforma conducente de sus estatutos sociales.
En desahogo del primer punto del Orden del Día, el Presidente de la asamblea expuso a los representantes de los socios de la Sociedad la conveniencia de cambiar la denominación social de la Sociedad por la de “Avago Technologies Mexico, S. de R.L. de C.V.”. Después de una breve discusión en relación con el cambio de denominación de la Sociedad, los representantes de los socios de la Sociedad adoptaron por unanimidad de votos las siguientes:
RESOLUCIONES
PRIMERA. “SE RESUELVE, cambiar, sujeto a la obtención del permiso correspondiente de la Secretaría de Relaciones

Exteriores, la denominación social de la Sociedad por la de “Avago Technologies Mexico, S. de R.L. de C.V.” |
SEGUNDA. “SE RESUELVE, modificar la cláusula Segunda de los estatutos sociales de la Sociedad para quedar, a partir de la fecha de protocolización de esta acta de asamblea, como sigue:
“SEGUNDA. La Sociedad se denomina “Avago Technologies Mexico”, denominación que siempre irá seguida de las palabras “Sociedad de Responsabilidad Limitada de Capital Variable” o de su abreviatura “S. de R.L. de C.V.” ...
3. Designación de delegados de la asamblea.
En relación con este asunto del Orden del Día el Presidente de la Asamblea sometió a consideración de los representantes de los socios de la Sociedad, la conveniencia de nombrar delegados que formalicen los acuerdos adoptados por esta Asamblea y para solicitar los permisos necesarios y dar los avisos correspondientes.
Luego de una breve discusión, los representantes de los socios adoptaron de manera unánime la siguiente resolución:
RESOLUCIÓN
QUINTA. “SE RESUELVE autorizar a los señores Luis Octavio Núñez Orellana, Rafael Gómez Vicencio, Sandra Michel Naveda Martínez y Carlos Betanzo Freyssinier para que conjunta o separadamente comparezcan ante la Secretaría de Relaciones Exteriores a efecto de obtener el permiso a que se refiere el artículo 16 de la Ley de Inversión Extranjera, así como para presentar todos los avisos relativos al cambio de denominación social de la Sociedad ante las autoridades competentes.”
SEXTA. “SE RESUELVE que los señores Luis Octavio Núñez Orellana, Víctor Manuel Frías, Rafael Gómez Vicencio y Sandra Michel Naveda Martínez queden autorizados,

conjunta o separadamente, para comparecer ante el notario público de su elección, para formalizar en escritura pública el acta correspondiente a esta asamblea y para gestionar la inscripción de la escritura pública respectiva en el Registro Público de Comercio que corresponda.”
No habiendo otro asunto que tratar, se dio por agotado el Orden del Día, levantándose la asamblea después de breve receso para preparar esta acta, la cual fue leída, aprobada y firmada por el Presidente y Secretario de la misma.
Luis Octavio Núñez Orellana — Presidente (Rúbrica) — Rafael Gómez Vicencio — Secretario (Rúbrica)”.
III.- El compareciente me exhibe el permiso otorgado por la Secretaría de Relaciones Exteriores número cero novecientos veintiocho mil novecientos noventa y ocho, de fecha veintiuno de octubre de dos mil cinco, folio número doscientos noventa y cuatro “L” uno “MT” cuatro, expediente número dos cero cero cinco tres siete cero cero dos seis seis cero, en el que se autoriza el cambio de denominación social de “ARGOS OPERATING MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, por la de “AVAGO TECHNOLOGIES MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, que agrego al apéndice de este instrumento con la letra “B”.
C L A U S U L A S
PRIMERA.- Queda protocolizada el acta de asamblea general ordinaria y extraordinaria de socios de “ARGOS OPERATING MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, transcrita en el antecedente segundo de este instrumento, para que surta todos sus efectos legales.
SEGUNDA.- Queda protocolizado el cambio de denominación social de “ARGOS OPERATING MEXICO”, SOCIEDAD DE

RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE por la de “AVAGO TECHNOLOGIES MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE.
TERCERA.- Queda modificada la cláusula segunda de los estatutos sociales de “AVAGO TECHNOLOGIES MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, para en lo sucesivo quedar de la siguiente manera:
“SEGUNDA. La sociedad se denomina AVAGO TECHNOLOGIES MEXICO, denominación que siempre irá seguida de las palabras “SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE” o de su abreviación “S. de R.L. de C.V.”.
YO EL NOTARIO CERTIFICO:
I.- Que me identifiqué plenamente como notario ante el compareciente, a quien conceptúo capacitado legalmente para la celebración de este acto y de quien me aseguré de su identidad conforme a la relación que agrego al apéndice de este instrumento con la letra “C”.
II.- Que declara el compareciente, de manera expresa y bajo protesta de decir verdad, que dará el aviso a que se refiere la regla dos punto tres punto trece de la Resolución Miscelánea Fiscal vigente en el ejercicio, a más tardar el día treinta y uno de marzo del dos mil seis.
III.- Que respecto al aviso a que se refiere el artículo treinta y cuatro de la Ley de Inversión Extranjera, éste ya se envío según consta en el instrumento número ciento quince, de fecha veintiuno de octubre de dos mil cinco, ante mí.
IV.- Que advertí al compareciente que, en su caso, deberá dar cumplimiento a lo dispuesto por el artículo cuarenta y cinco del Reglamento de la Ley de Inversión Extranjera y Registro Nacional de Inversiones Extranjeras.
V.- Que el compareciente declara por sus generales ser:

Mexicano, originario de Toluca, Estado de México, lugar donde nació el día dos de julio de mil novecientos setenta y tres, casado, con domicilio en Prolongación Paseo de la Reforma número mil quince, piso ocho, colonia Desarrollo Santa Fe, delegación Álvaro Obregón, Distrito Federal, abogado.
VI.- Que tuve a la vista los documentos citados en este instrumento.
VII.- Que no tengo indicio alguno de falsedad de las actas y documentos relacionados en este instrumento.
VIII.- Que manifiesta el compareciente que las declaraciones que realizó en este instrumento, las hizo bajo protesta de decir verdad, y que lo enteré de las penas en que incurren los que declaran con falsedad.
IX.- Que hice saber al compareciente el derecho de leer personalmente este instrumento, y de que su contenido le fuera explicado por mí.
X.- Que leído y explicado este instrumento al compareciente, habiéndole ilustrado acerca del valor, las consecuencias y alcances legales del contenido del mismo, manifestó su conformidad y comprensión plena, y lo firmó el día veinticuatro de octubre del año en curso, mismo momento en que lo autorizo.          Doy fe.

TESTIMONIO DE LA ESCRITURA DE:
EL CAMBIO DE DENOMINACIÓN DE “ARGOS OPERATING MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE POR LA DE “AVAGO TECHNOLOGIES MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE Y LA REFORMA A LA CLÁUSULA SEGUNDA DE LOS ESTATUTOS SOCIALES DE “AVAGO TECHNOLOGIES MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE.-
118.-
3.-
2005.-
PROTOCOLIZACIÓN/IENA
R.P.C.D.F.

ACTA
PERMISO DE S.R.E.
RELACIÓN DE IDENTIDAD
NOTAS

1.
PUBLIC INSTRUMENT CONTAINING
CHANGE OF THE CORPORATE NAME OF “ARGOS OPERATING MÉXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE TO “AVAGO TECHNOLOGIES MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE AND AMENDMENT TO THE SECOND ARTICLE OF THE BY-LAWS OF “AVAGO TECHNOLOGIES MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE.

2.

[TRANSLATION FROM SPANISH]
BOOK THREE.
INSTRUMENT ONE HUNDRED FIFTEEN.
IN MEXICO CITY, on this twenty four day of October of the year two thousand and five.
CELSO DE JESÚS POLA CASTILLO, Notary Public number two hundred and forty four, hereby attest:
A. THE CHANGE OF THE CORPORATE NAME OF “ARGOS OPERATING MÉXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, TO “AVAGO TECHNOLOGIES MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE; and
B. THE AMENDMENT TO ARTICLE SECOND OF THE BY-LAWS OF “AVAGO TECHNOLOGIES MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, through the formalization of resolution made at the request of Mr. Rafael Gómez Vicencio, in accordance to the following precedents and clauses:
P R E C E D E N T S
I.- By means of public instrument number twenty seven thousand one hundred sixty one, dated October 3, 2005, granted before Mr. Ángel Gilberto Adame López, Notary Public No. 233 for the Federal District, Mexico, whose first original is pending of registration at the Public Registry of Commerce of Mexico City, “ARGOS OPERATING MÉXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE was incorporated, with domicile in the Federal District, 99 (ninety nine) years of duration, minimum portion of its capital of three thousand pesos, national currency, and unlimited variable portion, foreign

3.

investment admission and with the following purpose:
To manufacture, import, export, purchase, sell, distribute, market and generally to commercialize of any kind of products, including, semicondctor products.
1. To act as agent, representative, distributor, broker, mediator of any kind of entities, either corporate or individuals;
2. To acquire shares, interests, rights, participation or equity interest in other commercial companies, civil entities, non-for-profit entities, trusts or joint ventures, participating in their incorporation or acquiring shares, interests, rights, participations or equity interests in those already incorporated, and to dispose of or transfer such shares, interests, rights, participation or equity interests, as well as to promote and manage all types of such companies, entities, trusts or joint ventures;
3. To acquire, possess, use, and dispose of all kinds of patents, trademarks, trade names, franchises, and any other industrial property rights; either in Mexico or abroad;
4. To borrow money and to enter into all kind of credit agreements, guaranteed or not, and to grant any type of loans to commercial and civil companies with whom the Company might have business relationships;
5. To guarantee or grant collateral for any type of obligations or credit agreements entered into by companies in which the Company might have an interest or participation, or to entities or individuals with whom the Company might have business relations, including

4.

holding companies, affiliates and subsidiaries;
6. To make, draw, issue, accept, endorse, certify, guarantee or otherwise subscribe all kinds of negotiable instruments;
7. To lease or acquire, any kind of chattels or real estate, and all real property rights that might be necessary to carry out its purposes or the purposes of any commercial or civil company in which the Company might have an interest or participation;
8. To enter into and/or carry out, in Mexico or abroad, on its own behalf or for third parties, all kinds of principal or accessory, civil, commercial, and any other kind of acts (including acts of domain), contracts or agreements as permitted by law in the understanding that the corporation shall also be empowered to guarantee third party obligations, either as guarantor, “avalista”, or as joint or several obligor, and
9. In general, to enter and perform any and all acts, agreements and transactions related or accessory, which might be necessary for the performance of the above purposes.
And from this public deed I insert the following excerpt:
BY-LAWS
“ARGOS OPERATING MÉXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE
CHAPTER VI
PARTNERS MEETINGS
THIRTEENTH. The meeting of partners is the supreme governing body of the Company, and its resolutions shall

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be binding upon all partners, including absent or dissenting partners.
FOURTEENTH. The following matters may only be determined by the meeting of partners:
a) Discussion, approval or modification of the financial statements for each fiscal year, and the resolutions with respect thereto;
b) Allocation of profits;
c) Appointment of the Examiner (Vigilante) of the Company, and the members of the Board of Managers or the Sole Manager of the Company, as the case may be, as well as the removal such officers;
d) Approval of any division or amortization of equity interests;
e) Approval for request, in its case, to the partners of the Company any additional contribution;
f) Commencement of legal actions for damages and loss of profit, against the corporate bodies of the Company or any of the partners;
g) Amendment of the by-laws of the Company;
h) Approval of the transfer of equity interests and admission of new partners;
i) Adoption of resolutions in connection with increases or reductions of the corporate capital of the Company;
j) Dissolution of the Company, and
k) Any other matter which, according to the General Law of Commercial Companies or to these by-laws, are expressly reserved for the meeting of partners.
FIFTEENTH. The meeting of partners and, in general, the adoption of resolutions by the partners, shall be subject

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to the following rules:
a) Except as otherwise provided herein, meetings of partners may be held upon the request of (i) the Examiner; (ii) any partner(s) owning equity interests equivalent in the aggregate of at least 33% (thirty three percent) of the subscribed paid-in corporate capital of the Company, or (iii) any member of the Board of Managers or the Sole Manager, as the case may be.
b) Meetings of partners shall be held at least once each year within the first four months immediately following the termination of the fiscal year of the Company.
c) All meetings of partners shall be held at the corporate domicile of the Company, except in the event of acts of God or force majeure.
d) The notice of the meetings shall set forth at least the date, hour, place and agenda for the meeting, and shall be signed by the secretary of the Company or by the Examiner, or in their absence, by a judge of competent jurisdiction in accordance with the applicable provisions of the General Law of Commercial Companies.
e) Except in the cases set forth herein, meetings of partners shall be called by written notice given to each person who is recognized by the Company as a partner on the date of the notice, at least 10 (ten) days prior to the date of any meeting, by courier service with immediate delivery service with acknowledgement of receipt requested, to the latest address that such partner shall have filed in writing with the secretary of the Company. It is understood, however, that the

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partners residing abroad may file with the secretary a second address in the United Mexican States, to which an additional copy of the notice shall be sent.
f) Any meeting of partners may be held without prior notice, and any partners meeting recessed for any reason may be reconvened without prior notice, if partners owning all of the equity interests entitled to vote at such meeting are present or represented at the moment of voting.
g) Any partner may be represented at any meeting of partners by any person, except members of the Board of Managers, the Sole Manager, or the Examiners, designated in writing as his proxy.
h) Except in the case of a judicial order to the contrary, only those individuals or legal entities whose names are registered in the partners registry book shall be recognized as holders of equity interests of the Company for purposes of attending any meeting of partners, and such registration on the partners registry book shall be sufficient for the admission of such person to the meeting.
i) The Chairman of the Board of Managers or the Sole Manager, as the case may be, shall preside at all meetings of partners assisted by the secretary of the Company. In the absence of any of the foregoing, the persons elected to take their place, by a simple majority vote of the partners present at the meeting, shall act as president and secretary of the meeting.
j) Prior to convening a meeting of partners, the person presiding shall appoint one or more recount clerks to

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report as to the persons present at the meeting, the equity interest held or represented by such persons and the number of votes each such person is entitled to cast.
k) Except in such cases in which in accordance with the General Law for Commercial Companies an unanimous vote or the vote of the majority of the partners is required, for a quorum to exist at any meeting of partners held upon first or subsequent call, the holders of equity interests representing at least 50% (fifty percent) of the capital of the Company must be present personally or by proxy.
l) Each partner shall have the right to cast at any meeting of partners one vote per each Mx$1.00 (One Peso 00/100) of its contribution represented by its equity interest, except for equity interests with special and/or limited rights issued by the meeting of partners.
m) Once it has been established that a quorum exists, the person presiding shall declare the meeting legally convened and shall submit the matters on the agenda to the meeting.
n) All votes shall be by hand count, unless the partners representing a majority of the capital of the Company shall agree that the vote be by secret ballot.
o) Except in such cases on which in accordance with the General Law for Commercial Companies an unanimous vote or the vote of the majority of the partners is required, to validly adopt resolutions at any meeting of partners, held upon first or subsequent call, the affirmative vote of equity interests representing at least 50% (fifty percent) of the capital of the Company shall be required.
p) The secretary shall prepare the minutes of each

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meeting of partners which shall be transcribed into the appropriate minutes book and which shall be signed by at least the president and the secretary of the meeting.
Likewise, the secretary shall prepare a file that shall contain:
i) a copy of the notice sent to each partner;
ii) proxies submitted or an extract of the proxy documents certified by the recount clerk or clerks;
iii) reports, opinions and other documents submitted to the meeting;
iv) a copy of the minutes of the meeting.
q) If for any reason any meeting of partners for which proper notice was given is not convened, this fact and the reason therefore shall be recorded in the minutes book, and a file prepared as required under paragraph p) above.
r) In accordance with article 82 of the General Law of Commercial Companies, resolutions may be adopted by the unanimous consent of all partners without holding a meeting, provided that they cast their vote in writing. For such purposes, the secretary of the Company shall send the text of the corresponding resolutions to all the partners to the latest address that each partner has registered with the secretary of the Company. Each partner shall send written notice to the secretary of the Company evidencing his approval or rejection to such resolutions. For the validity of resolutions adopted in writing in lieu of a meeting the same voting requirements set fourth in paragraph o) of this section fifteenth shall apply. The secretary shall gather the documents

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evidencing the vote of all partners and shall make the corresponding notations in the minutes book evidencing that such resolutions were adopted pursuant to these by-laws. ....”
II. The grantor hereby states that the partners of “ARGOS OPERATING MÉXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE held an Ordinary and Extraordinary Partners’ Meeting which minutes (consisting of 5 pages) have been provided to me by the grantor along with the respective attendance list, which documents I attach to the appendix of this public instrument marked with the letter “A”, [...] and which I partially transcribe as follows:
ARGOS OPERATING MEXICO, S. DE R.L. DE C.V.
ORDINARY AND EXTRAORDINARY PARTNERS’ MEETING
In Mexico City, at 10:00 hrs., on October 7, 2005, at the corporate domicile of Argos Operating Mexico, S. de R.L. de C.V. (the “Company”), the partners of the Company met by proxy, as stated on the attached attendance list, to hold an ordinary and extraordinary partners’ meeting.
Mr. Luis Octavio Núñez Orellana presided the meeting, and Mr. Rafael Gómez Vicencio acted as Secretary, having been unanimously elected to do so by the unanimous vote of the representatives of the partners of the Company.
The Chairman of the meeting appointed Ms. Sandra Michel Naveda Martínez as recount clerk, and having accepted her appointment, he proceeded to tally the equity interests represented at the meeting.

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Upon verification of said tally, the recount clerk reported that those present represent the following equity interests:

Partners	Equity Interests	Value
ARGOS GENERAL IP (SINGAPORE) PTE.LTD	1	$2,999.00
Adam Herbert Clammer	1	$1.00
TOTAL		$3,000.00
$3,000.00 (Three thousand 00/100 Pesos National Currency), that is, the totality of the corporate capital of the Company.
In view of the foregoing report, the Chairman of the meeting stated that a quorum was present, and that, therefore, prior written notice of the meeting was not required since the partners representing the equity interests representing 100% of the corporate capital of the company were represented by proxy.
Immediately thereafter, the Secretary of the meeting read the following:
AGENDA
1. Discussion and, in its case, approval of the change of the corporate name of the Company and corresponding amendment to the by-laws of the Company. [...]
3. Designation of delegates of the meeting.
Thereafter, each item of the Agenda was then submitted for consideration by the representatives of the partners, as follows:
1. Discussion and, in its case, approval of the change of the corporate name of the Company and corresponding amendment to the by-laws of the Company.

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In connection with the first item of the Agenda, the Chairman of the meeting explained to the representatives of the partners, the convenience of changing the corporate name of the Company to “Avago Technologies Mexico, S. de R.L. de C.V.”.
After a brief discussion regarding the change of the corporate name of the Company, the representatives of the partners of the Company unanimously adopted the following:
RESOLUTIONS
FIRST. “RESOLVED, to change the corporate name of the Company to “Avago Technologies Mexico, S.A. de C.V.” subject to obtaining the corresponding permit from the Ministry of Foreign Affairs.
SECOND. “RESOLVED, to amend Article Second of the by-laws of the Company to read, as of the date of formalization of these meeting minutes, as follows:
“SECOND. The name of the Company shall be “Avago Technologies Mexico” which shall always be followed by the words “Sociedad de Responsabilidad Limitada de Capital Variable”, or their abbreviation “S. de R.L. de C.V.” [...]
3. Designation of delegates of the Meeting.
In connection with such item of the Agenda, the Chairman of the meeting submitted for the consideration of the representatives of the partners of the Company the convenience of appointing delegates that could formalize the resolutions adopted by this meeting and to request all necessary permits and to file all appropriate notices.

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After a brief discussion, the representatives of the partners of the Company unanimously adopted the following:
RESOLUTION
FIFTH. “RESOLVED, to authorize Messrs. Luis Octavio Núñez Orellana, Rafael Gómez Vicencio, Sandra Michel Naveda Martínez and Carlos Betanzo Freyssinier to jointly or severally appear before the Ministry of Foreign Affairs in order to obtain the permit referred to in article 16 of the Foreign Investment Law, as well as to file all notices related to the change of the corporate name of the Company before any competent authority.”
SIXTH. “RESOLVED that Messrs. Luis Octavio Núñez Orellana, Víctor Manuel Frías, Rafael Gómez Vicencio and Sandra Michel Naveda Martínez are hereby authorized, to jointly or severally appear before a Notary Public of their choice, to formalize the minutes of this meeting and to record the corresponding public instrument at the appropriate Public Registry of Commerce.”
There being no further items on the Agenda and no other matters to be discussed, the meeting was adjourned after a recess for these minutes to be prepared and having read them, the Chairman and the Secretary approved and signed them.

Luis Octavio Núñez Orillan	Chairman	Signature
Rafael Gómez Vicencio	Secretary	Signature
III.- The grantor has presented the permit granted by the Ministry of Foreign Affairs, number zero nine hundred twenty eight thousand nine hundred ninety eight, dated October 21, 2005, folio number two hundred ninety four

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“L” one “MT” four, file number two zero zero five three seven zero zero two six six zero, in which the change of the corporate name of “ARGOS OPERATING MÉXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE to “AVAGO TECHNOLOGIES MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE is authorized, which permit I attach to the appendix of this public instrument marked with the letter “B”.
CLAUSES
FIRST.- The General Ordinary and Extraordinary Partners’ Meeting Minutes of “ARGOS OPERATING MÉXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE transcribed in the second precedent of this public instrument, is hereby formalized.
SECOND.- The change of the corporate name of “ARGOS OPERATING MÉXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE to “AVAGO TECHNOLOGIES MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, is hereby formalized.
THIRD.- The amendment to article second of the by-laws of the company “AVAGO TECHNOLOGIES MEXICO”, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, is hereby formalized. The amendment to read as follows:
“SECOND. The name of the Company shall be “Avago Technologies Mexico” which shall always be followed by the words “Sociedad de Responsabilidad Limitada de Capital Variable”, or their abbreviation “S. de R.L. de C.V.”
I, THE NOTARY, CERTIFY:
I.- That I clearly identified myself as notary to the

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grantor, who I perceive to be legally capable to execute this instrument, and that I corroborated his identity as set forth in the document that I attach to the appendix of this instrument marked with the letter “C”.
II.- That the grantor specifically declares under oath, that they [sic] will give the warning rule two point three point referred to in thirteen point of the tax bill (Resolución Miscelánea Fiscal) currently in effect, on or before March 31, 2006.
III.- That pursuant to the previsions of article thirty four of the Foreign Investment Law, the warning was sent according to the public instrument number one hundred fifteen, before me in October 21, 2005.
IV.- That I warned the grantor that, in its case, he [sic] shall comply with the provisions of article thirty two of the Regulations of the Foreign Investment Law and the National Registry of Foreign Investments.
V.- Whereas, the grantor declares to be: of Mexican nationality; born in Toluca, Estado de Mexico on the second day of July of the year one thousand nine hundred and seventy three; married; attorney-at-law; having his address at Prolongación Paseo de la Reforma 1015, Torre B, Piso 8, Colonia Desarrollo Santa Fe, Delegación Alvaro Obregón, C.P. 01376, México, D.F.
VI.- That I had at sight the documents mentioned in this instrument.
VII.- That I have no evidence that the minutes and documents referent to in this public instrument are false.
VIII.- That the grantor states that the declarations that

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he makes in this instrument are made under oath, and that I informed him of the penalties incurred by those who make false declarations.
IX.- That I informed the grantor of his right to personally read this instrument and that its contents be explained by me.
X.- That once this instrument was read and explained to the grantor and having informed him of the value and legal scope of the contents hereof, the grantor acknowledged his consent and stated that he fully understood such contents and signed it on October third of the current year, at the same moment in which I authorize it. I attest.
Signature of Mr. Rafael Gómez Vicencio.
Celso de Jesús Pola Castillo.
Signature
The Notary stamp.